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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
iSecureTrac Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iSecureTrac Corp.
5022 South 114th Street
Suite 103
Omaha, Nebraska 68137

April 29, 2002

         Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of iSecureTrac Corp, which will be held at Crowne Plaza, Omaha, Nebraska, May 31, 2002, at 2:00 p.m. Your board of directors and management look forward to personally greeting those stockholders able to attend.

        At the meeting, the stockholders will be asked to:

  •
  Elect nine (9) directors to serve until the 2003 annual meeting of stockholders;

  •
  Ratify the appointment of McGladrey & Pullen as our independent accountants for 2002; and,

  •
  Consider such other matters as may be properly brought before the meeting and at any adjournment(s) or postponement(s) thereof.

        These matters are discussed in greater detail in the accompanying proxy statement.

        Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

        A copy of the Annual Report for the year ended December 31, 2001, is enclosed for your information.

        We wish to thank our stockholders for their participation and support.

                      Sincerely,

                      Michael May
                      Chairman and Chief Executive Officer

iSecureTrac Corp.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 31, 2002

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of iSecureTrac Corp. ("iST") will be held at Crowne Plaza, 655 No. 108th Avenue, Omaha, Nebraska on Friday, May 31, 2002, at 2:00 p.m. Central time, for the following purposes:

  •
  Elect nine (9) directors until the 2003 annual meeting of stockholders;

  •
  Ratify the appointment of McGladrey & Pullen as our independent accountants for 2002; and,

  •
  Consider such other matters as may be properly brought before the meeting and at any adjournment(s) or postponement(s) thereof.

        A copy of the Annual Report for the year ended December 31, 2001, is enclosed for your information.

        Only stockholders of record as of the close of business on April 15, 2002, will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

        All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                      BY ORDER OF THE BOARD OF DIRECTORS:

                      Chairman and Chief Executive Officer

Omaha, Nebraska
April 29, 2002

YOUR VOTE IS IMPORTANT
YOU ARE URGED TO SIGN, DATE AND PROMPTLY
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

iSecureTrac Corp.
5022 South 114th Street
Suite 103
Omaha, Nebraska 68137

ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, May 31, 2002

PROXY STATEMENT

        Our annual meeting of stockholders will be held on Friday, May 31, 2002, at Crowne Plaza, 655 No. 108th Avenue, Omaha, Nebraska 68154, at 2:00 p.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournment or postponement of the meeting.

GENERAL INFORMATION ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

        You will be voting to:

  •
  Elect nine (9) directors to serve until the 2003 annual meeting of stockholders;

  •
  Ratify the appointment of McGladrey & Pullen as our independent accountants for 2002; and,

  •
  Consider such other matters as may be properly brought before the meeting and at any adjournment(s) or postponement(s) thereof.

        We do not expect to ask you to vote on any other matters at the meeting.

        In addition, our management will report on our performance during calendar year 2001.

WHO IS ENTITLED TO VOTE AT THE MEETING?

        You may vote if you owned stock as of the close of business on April 15, 2002. Each share of stock is entitled to one vote.

HOW DO I VOTE?

        You can vote in two ways:

  •
  By attending the meeting; or

  •
  By completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

        Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

        Proxies that are signed and returned but do not include voting instructions will be voted FOR (1) the approval of the proposed amendments to our Certificate of Incorporation and (2) the election of the nominee directors.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

        It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Atlas Stock Transfer Company, (801) 266-7151.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

        If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

        Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokerage firms generally have the authority to vote a customer's unvoted shares, which are referred to as "broker non-votes," on certain routine matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors, but will not be counted for the approval of the amendments to our Certificate of Incorporation because these matters are not considered "routine" under the applicable rules.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

        The matters described in this proxy statement are the only matters we know will be voted at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

WHO PAYS FOR THIS PROXY SOLICITATION?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

STOCK OWNERSHIP

        The following table shows the number of shares of common stock beneficially owned (as of February 28, 2002) by:

        Each person who we know beneficially owns more than 5% of the common stock; each director and executive officer; and, the directors and executive officers as a group.

Beneficial Ownership

	Common Stock
Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dennis Anderson (1)(2) 135 Lois Avenue Carroll, Iowa 51401	3,534,167	8.60%
Robert Badding (2)(3) 304 Timberline Road Carroll, Iowa 51401	2,418,708	5.88%
Martin J. Halbur (2)(4) 124 Pleasant Ridge Rd. Carroll, IA 51401	2,654,739	6.46%
Todd Hansen 21423 Shamrock Rd Elkhorn, Nebraska 68022	14,167	0.03%
John Heida 804 Shag Bark Court Bellevue, Nebraska 68005	12,500	0.03%
Roger Kanne (2)(5) 1311 Amy Avenue Carroll, Iowa 51401	4,614,422	11.23%
Macke Partners (6) 2001 Union Street, Suite 320 San Francisco, CA 94123	2,309,222	5.62%
Michael May (7) 7622 Fairway Drive Omaha, Nebraska 68152	4,572,769	11.23%
Ronald Muhlbauer (2)(8) 222 Pleasant Ridge Carroll, Iowa 51401	1,883,739	4.58%
Ravi Nath 651 N. 59th Street Omaha, Nebraska 68132	2,788	0.01%
Salzwedel Financial Comm. Inc. (9) 22209 S. W. Bar None Road Tualatin, OR 97062	1,950,000	4.74%
D. Rik Smith 4522 S. 163rd Street Omaha, Nebraska 68135	2,788	0.01%

James E. Stark 2540 Rathbone Rd Lincoln, NE 68502	841,667	2.05%
Total Tech LLC (2) Carol, Iowa 51401	6,689,052	16.60%
Thomas E. Wharton Jr. 5922 S. 166th Street Omaha, Nebraska 68135	2,788	0.01%
All Directors and Executive Officers as a Group (11 persons)	17,021,075	41.41%

(1)
Includes 2,031,960 shares of Common Stock beneficially owned, 253,288 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,248,919 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(2)
The members of Total Tech LLC are Dennis Anderson, Robert Badding, Mary Collison, Martin Halbur, Roger Kanne, Ronald Mulhbauer, and Patti Pietig.

(3)
Includes 1,420,742 shares of Common Stock beneficially owned, 257,315 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 740,651 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(4)
Includes 1,151,827 shares of Common Stock beneficially owned, 254,134 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,248,778 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(5)
Includes 2,794,318 shares of Common Stock beneficially owned, 571,437 shares of Common Stock upon conversion of Series A Preferred Stock beneficially owned and 1,248,667 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(6)
Macke Partners beneficial holders are Ken Macke, Jeffrey Macke, Melissa Macke and Kathleen Macke. Includes 253,288 shares of Common Stock beneficially owned upon conversion of Series A Preferred Stock.

(7)
Includes 156,106 shares of Common Stock beneficially owned, and 4,416,662 common stock options exercisable within 60 days of this report.

(8)
Includes 856,981 shares of Common Stock beneficially owned, and 1,026,758 owned indirectly through Total Tech, LLC upon conversion of Series A Preferred Stock.

(9)
Jeffrey Salzwedel is the beneficial holder of Salzwedel Financial Communications.

PROPOSAL NO. 1

Election of Directors

        If the stockholders approve Proposal No. 1, an entire board of directors, consisting of nine members, will be elected at the Meeting. The directors elected will hold office until their successors are elected and qualify, which should occur at the next annual meeting.

VOTE REQUIRED

        The nine nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. You get one vote for each of your shares of common stock. You do not have the right to cumulate your votes.

NOMINATIONS

        At the Meeting, we will nominate the persons named in this proxy statement as directors. Although we don't know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election.

        Shareholders also can nominate persons to be directors. Nominations may be made at the Meeting in accordance with the parliamentary rules governing the Meeting.

GENERAL INFORMATION ABOUT THE NOMINEES

        Robert E. Badding, age 72, joined our board of directors in October 1997. He is founder and Chairman of the Board of Badding Construction from 1999 to present. Previously, Mr. Badding was Chief Executive Officer of Badding Construction from 1954 to 1999. Badding Construction is a regional commercial and residential construction firm and Mr. Badding has been involved in all levels of the construction management of this multi-state firm.

        Martin J. Halbur, age 50, joined the board of directors in July of 2000. Dr. Halbur has been practicing dentistry in Carroll, Iowa, since 1976. Dr. Halbur performed his undergraduate work at Creighton University in Omaha and graduated from Creighton University Dental School in 1976.

        Roger J. Kanne, age 61, has been a Board member since October, 1997. Mr. Kanne also served iST as Chief Financial Officer and Secretary from May, 2000 to February, 2001. Mr. Kanne is Chairman, President and CEO of Community Oil Company, a regional distributor of petroleum products, and has served in such capacity since 1972. He also serves as Vice President and Secretary of ET Company, a regional video distributor, and has held such position for the last 16 years.

        Michael P. May, age 52 is Chairman of the Board and has been a Board member since January 2001. Mr. May took on the additional title of Chief Executive Officer in December 2001. Mr. May has spent his career in the development and management of technology-driven growth companies, first in software, and most recently in outsourced CRM services. Since May 1998, Mr. May has been an independent consultant to emerging technology businesses, with a focus on Internet commerce and communications. Previously, Mr. May served as an executive and Director for SITEL Corporation (NYSE:SWW), a leading provider of outsourced Customer Relationship Management for Fortune 500 and Financial Times 100 corporations around the world, including as Chief Executive Officer from January 1997 until his resignation in May 1998, and prior to that, as President. During his tenure, SITEL grew from a US-based organization with less than $50 million in revenue to a global business with over 13,000 employees, serving over 300 clients in 17 countries, with annualized revenue in excess of $600 million. Mr. May was founder of May Teleservices, Inc (MTI)., and served as Chairman from 1985 until the company's merger with SITEL Corporation in 1992. MTI provided outsourced sales and customer service for large US corporations. From 1975 to 1985, Mr. May served as a senior executive, and Director of Applied Communications, Inc. (NASDAQ: ACIS), the predecessor to Transaction Systems Architects, Inc. (NASDAQ: TSAI), the global leader in providing EFT transaction processing software to financial institutions.

        Ronald W. Muhlbauer, age 60, former Chairman of the Board and has been a member of the Board of Directors since December of 1996. He is a Certified Public Accountant and, for the past 27 years, has been a partner with the accounting firm of Olsen, Muhlbauer & Co., L.L.P., in Carroll, Iowa. Mr. Muhlbauer is a graduate of Creighton University in Omaha, Nebraska, with a BS degree in Business Administration.

        Ravi Nath, age 49, joined the iST Board in December, 2001. Dr. Nath is the Jack and Joan McGraw Endowed Chair of the Department of Information Systems and Technology at Creighton University in Omaha. He assumed the Department chair in May of 2001 and became a tenured Professor at Creighton in 1998. From 1980 to 1998, Dr. Nath was a Professor of management information systems at the University of Memphis, receiving a tenure in 1985. Dr. Nath also currently serves as Executive Director of the Joe Ricketts Center in E-Commerce and as a Board member of the Applied Information Management Institute.

        Donald R. "Rik" Smith, age 50, joined our iST Board in December 2001. Mr. Smith most recently consulted to SITEL as Senior Project Manager for the implementation of a $500 million contract for outsourced General Motors Customer Service call centers, establishing four call centers and staffing of management and facilities operations positions. Mr. Smith has over 20 years working in management positions from startups through publicly listed global enterprises in the technology and service areas. From 1993 - 1997 Mr. Smith served as President of SITEL Telecommunications Division, SITEL Corp (NYSE:SWW) providing outsourced customer service, sales, and collections for a number of major telecommunications companies. From 1997 - 1998, Mr. Smith served as Executive Vice President & Member of the Executive Committee at SITEL responsible for all global sales and marketing, including US, Europe, and Australia

        James E. Stark, age 40, joined our Board in December 2001. MR. Stark also serves as our President and Chief Financial Officer. Mr. Stark rejoined the company as Vice President and Chief Financial Officer in February 2001 and was promoted to President in November 2001. Mr. Stark originally joined iST in September 1999 as Corporate Controller and was promoted to President and Chief Financial Officer in January 2000 and served in that capacity until his resignation in May 2000. Prior to rejoining iST, Mr. Stark served as an independent consultant for start-up and high-tech companies in the Midwest region of the United States. Previously, Mr. Stark was the Director of Investor Relations and Strategic Planning for Transcrypt International, Inc., the market leader in voice encryption technology from May 1998 to August 1999. From March 1997 through April 1998, Mr. Stark served as Director, Sales and Media Analysis for Quantum North America with operational responsibilities for this $100 million division of National Media. Mr. Stark served as Director of Finance for America West Airlines, the nation's 9th largest carrier with over $2.0 billion in revenues from January 1996 through March 1997.

        Thomas E. Wharton Jr., age 40, joined our Board in December 2001. Mr. Wharton has an 18-year career in financial management, business strategy development, and marketing for international and domestic companies. Mr. Wharton began his career at Bozell & Jacob's Poppe Tyson Advertising division in 1988, where he advanced to CFO & CIO in 1992. While CIO at Poppe Tyson, Mr. Wharton co-founded, managed, and obtained initial financing for Poppe's ad sales network, which has become the industry's top Internet advertising network, DoubleClick, Inc. (NASDAQ DCLK). Mr. Wharton co-founded Poppe Tyson Interactive, and was named President & Chief Operating Officer in 1996. Mr. Wharton's responsibilities included expanding operations into Europe, Asia, and South America, worldwide marketing strategies and global client expansion. He helped develop online strategies for IBM, Dow Chemical, Chase Bank, Priceline, Sony Playstation & Underground, Cadillac, Hong Kong

Bank, Nikkei, DoubleClick, and various other startup and global clients. Mr. Wharton is currently a director of WFSDirect Inc.

COMMITTEES OF THE BOARD

        Audit Committee. The Audit Committee, consisting of Ronald Muhlbauer, Tom Wharton and D. Rik Smith performs the following functions:

        Recommends to the Board of Directors—subject to stockholder ratification—the selection of our independent public accountants; reviews the scope and results of the audit with our independent accounts; reviews our annual operating results with management and with our independent public accountants; and considers the adequacy of our internal accounting procedures and the effect of those procedures on the accountants' independence.

        Compensation Committee. The Compensation Committee, consisting of Roger Kanne and Dr. Martin Halbur, performs the following functions:

        Reviews and fixes the compensation arrangements for officers and key employees; grants stock options and makes restricted stock awards to eligible participants under our 2001 Omnibus Equity Incentive Plan; and administers our compensation and incentive plans.

        Compensation Committee Interlocks and Insider Participation

        Deliberations for compensation for 2001 generally involved the Compensation Committee and the full Board of Directors.

MEETINGS OF THE BOARD

        The board of directors had 8 meetings during 2001. Each director attended 82% of the meetings of the board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH OF THE NOMINEES

PROPOSAL NO. 2

Appointment of Independent Accountants

        We recommend that you vote for ratification of the appointment of McGladrey & Pullen.

        We have appointed the accounting firm of McGladrey & Pullen as our independent accountants to examine the Company's financial statements for the year ending December 31, 2002. A resolution to ratify the appointment will be presented at the Annual Meeting. A majority of the votes must be cast in favor to ratify the appointment. If the stockholders do not ratify the appointment, we will reconsider our selection of McGladrey & Pullen.

        McGladrey & Pullen examined the Company's financial statements for 2001 and 2000. A representative of McGladrey & Pullen will be at the meeting and available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT ACCOUNTANTS

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        If you want to include a stockholder proposal in the proxy statement for the 2003 Annual Meeting, it must be delivered to the Company's secretary at the Company's executive offices before December 13, 2002.

EXECUTIVE COMPENSATION

        Summary Compensation Table. The following table summarizes the compensation paid during 2001, 2000 and 1999 to our four executive officers:

Annual Compensation

Name and Principal Position	Year	Salary		Bonus	Restricted Stock Awards (5)	Long-Term Compensation Awards, Options (6)(#)	All Other Compensation
Michael P. May (1) Chairman, CEO and Director	2001 2000 1999		$170,833 — —	— — —	$20,832 — —	4,000,000 — —	— — —
John J. Gaukel (2) Former President, CEO and Director	2001 2000 1999	$ $ $	133,999 109,557 88,237	— — —	$3,000 — —	— — —	— — —
James E. Stark (3) President, CFO and Director	2001 2000 1999	$ $ $	107,000 36,546 28,334	— — —	— — —	758,337 — —	— — —
Benjamin J. Lamb (4) Former President, CEO and Director	2001 2000 1999	$ $ $	— 10,867 137,500	— — —	— — —	— — 1,333,333	— — —

(1)
Michael P. May joined our Company as Chairman effective January 1, 2001. We entered into an employment agreement with Mr. May on January 1, 2001. The agreement continues on an indefinite basis, unless earlier terminated by either party. The agreement provides for a base salary of $200,000 on an annual basis. Mr. May received a prorated salary for the months of January through March 2001. His $200,000 annual base salary was effective April 1, 2001. The agreement calls for the executive and the Board of Directors to agree, on an annual basis, to a bonus plan under which Mr. May can earn certain bonuses up to one hundred percent (100%) of his annual salary. The agreement also grants Mr. May options to purchase in the aggregate 5,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began January 1, 2001.

(2)
John J. Gaukel replaced James E. Stark as President of our Company on May 31, 2000. Mr. Gaukel also served as the Chief Technical Officer and a member of the Board of Directors. Effective November 15, 2001, Mr. Gaukel resigned from all positions of iSecureTrac Corp. Mr. Gaukel will serve as an outside consultant for us.

(3)
James E. Stark resigned from all positions with iST effective May 24, 2000. He served as President, Secretary and Chief Financial Officer from January 11, 2000 until his resignation date. Mr. Stark has since rejoined us as of February 1, 2001 where he served as our Company's Vice President, Chief Financial Officer, Secretary, and Treasurer. Mr. Stark was promoted to President on November 16, 2001. We entered into an employment agreement with Mr. Stark on February 1, 2001. The agreement continues on an indefinite basis, unless earlier terminated by either party.

  The agreement provides for a base salary of $120,000 on an annual basis. Mr. Stark received a prorated salary for the months of February and March 2001. His $120,000 annual base salary was effective April 1, 2001. The agreement calls for the executive and the Board of Directors to agree, on an annual basis, to a bonus plan under which Mr. Stark can earn certain bonuses up to fifty percent (50%) of his annual salary. The agreement also grants Mr. Stark options to purchase in the aggregate 1,000,000 shares of our common stock at an exercise price 85% of the average daily closing price of our common stock for the week prior to when the options were granted. The options are to vest on a monthly basis over a two year period of time which began February 1, 2001.

(4)
Benjamin J. Lamb resigned from all positions with iST effective January 11, 2000. He served as President, Chief Executive Officer, and Director from February 1, 1999, until his resignation date.

(5)
For Michael P. May, represents stock issued in lieu of salary. For John Gaukel represents stock issued for attending Board Meetings.

(6)
Indicates number of shares of common stock underlying options.

        2001 Omnibus Equity Incentive Plan. Our 2001 Omnibus Equity Incentive Plan provides for the granting of stock options and other equity incentives for up to 1,000,000 shares of our Common Stock to our officers and key employees. As of December 31, 2001, grants for 165,000 shares of Common Stock have been made, none of which were made to our directors or executive officers, and 835,000 shares of Common Stock remain available for new option grants under this plan.

        Other Stock Option Grants. The following table contains information about unexercised stock options held at December 31, 2001, granted to executive officers. As of such date, there are no shares acquired on exercise of these options.

Option Value as of December 31, 2001

	Number of shares Underlying Unexercised Options at December 31, 2001	Value of Unexercise Options at December 31, 2001
	Exercisable/Unexercisable	Exercisable/Unexercisable
Michael P. May, Chairman (1)	4,000,000/1,000,000	$1,126,216/$281,554
James E. Stark, President (2)	758,337/241,663	$233,650/$74,458

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Our Compensation Committee of the Board of Directors ("Our Committee") is composed of two directors who are not iST employees. Our Committee establishes iST's overall compensation and employee benefits and the specific compensation of our executive officers. It is our Committee's goal to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

        We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. Our Committee believes that we can best achieve our performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. Our Committee believes that our executive officer compensation policies are consistent with this policy. Our Committee determines the levels of compensation granted in any such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that Our Committee considers appropriate.

As indicated below, our overall financial performance is a key factor our Committee considers in setting compensation levels for executive officers.

        Our Committee determines annual compensation levels for executive officers, including the Chairman, and compensation levels which may be implemented from time to time based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance, (4) the officer's total compensation during the previous year, (5) compensation levels that comparable companies in similar industries (wireless communications and information technology) pay, (6) the officer's length of service with us, and (7) the officer's effectiveness in dealing with external and internal audiences. The Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries. Our Company paid no bonuses to our Named Executive Officers for their performance in 2001.

        The principles that guided our Committee in determining our other executive officers' compensation during the 2001 fiscal year also included the motivation of employees to attain the highest level of performance and the ability to attract, and retain qualified employees.

        Members of the Compensation Committee of the Board of Directors:

Roger Kanne, Chairman
Dr. Martin Halbur
Dated: April 12, 2002

AUDIT COMMITTEE REPORT

        Our Audit Committee members listed below are all independent for purposes of the National Association of Securities Dealers' listing standards. Our Audit Committee is composed of three non-employee directors. The Audit Committee's primary responsibilities fall into two broad categories:

1).	To monitor the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft financial statements and key accounting and reporting matters;
2).
To oversee matters concerning the relationship between iST and its outside auditors, including monitoring their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to iST; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).

        Our Audit Committee reviewed iST's audited financial statements for fiscal 2001 with our full Board of Directors. Based on these review and discussion, our Committee recommended to the Board of Directors that the company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

        Members of the Audit Committee of the Board of Directors:

Ronald Muhlbauer, Chairman
Thomas E. Wharton Jr.
D. Rik Smith
Dated: April 12, 2002

Performance Graph

        The graph below shows the cumulative total returns to Company stockholders during the four years ended December 31, 2001 in comparison to the cumulative returns on The NASDAQ Stock Market Index and the NASDAQ Telecommunications Index. The points on the graph represent the performance between December 29, 1997 and December 21, 2001.

COMPARSION OF 4 YEAR CUMULATIVE TOTAL RETURN*
AMONG ISECURETRAC CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ TELECOMMUNICATIONS INDEX

  •
  $100 INVESTED on 12/29/97 in iSecureTrac Corp. common stock or Index—including reinvestment of dividends. Fiscal year ending December 31.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING REQUIREMENT

        Our directors and executive officers must file reports with the Securities and Exchange Commission indicating the number of shares of the Company's common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers filed all the required reports during 2001.

OTHER MATTERS

        At the date of mailing of this proxy statement, we are not aware of any business to be presented at the Meeting other than the proposals discussed above. If other proposals are properly brought before the Meeting, any proxies returned to us will be voted as the proxyholders see fit.

        Concurrent with the mailing of this proxy statement, the Company is furnishing you a copy of its annual report for the year ended December 31, 2001 (which includes the Company's Annual Report on Form 10-K for such year).

                      By order of the Board of Directors:

                      John M. Heida
                      Secretary

April 29, 2002

[FORM OF PROXY]
iSecureTrac Corp.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders to be held on May 31, 2002
at 2:00 pm Central Daylight Time for Holders as of April 15, 2002.

        The undersigned, having received the Notice of Annual Meeting of Stockholders of iSecureTrac Corp. hereby appoint(s) Michael May and James Stark, and each of them, proxies of the undersigned (with full power of substitution) to attend the above Annual Meeting and all adjournments thereof (the "Annual Meeting") and there to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting, including:

(1)	The Board of Directors recommends a vote FOR the election of Robert Badding, Martin Halbur, Roger Kanne, Michael May, Ronald Muhlbauer, Ravi Nath, D. Rik Smith, James Stark and Thomas Wharton, Jr. as Directors of the Company.
☐ FOR ALL NOMINEES
☐ WITHHOLD ALL NOMINEES
☐ WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):

(2)	To ratify the appointment of McGladrey & Pullen as the Company's independent auditors for 2002.
☐ FOR ☐ AGAINST ☐ ABSTAIN
(3)	In their discretion upon the transaction of such other business as may properly come before the Annual Meeting.

        The undersigned hereby revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Stockholders and ratifies all that the said proxies may do by virtue hereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND THE AUTHORITY PROVIDED IN ITEM 3 WILL BE DEEMED GRANTED.

Dated:	, 2002

Signature(s)
Please sign exactly as your name appears on your stock certificate(s). If signing in any fiduciary or representative capacity, give full title as such.

(PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.)

QuickLinks

iSecureTrac Corp. 5022 South 114th Street Suite 103 Omaha, Nebraska 68137 April 29, 2002
iSecureTrac Corp.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 31, 2002
ANNUAL MEETING OF STOCKHOLDERS FRIDAY, May 31, 2002
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE MEETING
STOCK OWNERSHIP
Beneficial Ownership
PROPOSAL NO. 1 Election of Directors
PROPOSAL NO. 2 Appointment of Independent Accountants
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
Annual Compensation
Option Value as of December 31, 2001
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
Performance Graph
COMPARSION OF 4 YEAR CUMULATIVE TOTAL RETURN* AMONG ISECURETRAC CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENT
OTHER MATTERS